Trust I

Sub-Item 77Q1(a)

Copies of any material amendments to the registrant's charter or bylaws:

Amended Schedule B, dated March 27, 2012, to the Declaration of Trust, as filed with the Securities and Exchange Commission on March 30, 2012
(Accession Number for JPMorgan Trust I 0001193125-12-142312).

Copies of any material amendments to the registrant's charter or bylaws:

Amended Schedule B, dated April 27, 2012, to the Declaration of Trust, as filed with the Securities and Exchange Commission on April 27, 2012
(Accession Number 0001193125-12-191479).